                                                                   EXHIBIT 10.26

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between HOMECOM COMMUNICATIONS, INC., a Delaware corporation, with headquarters located at 3575 Peachtree Road, Building 14, Suite 100, Atlanta, GA 30305 (the "Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of the Series A Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), of the Company which which will be convertible into shares of Common Stock, $0.0001 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of the such Convertible Preferred Stock, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock (the "Warrant Shares"), and subject to acceptance of this Agreement by the Company;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  A. PURCHASE; CERTAIN DEFINITIONS. (i) The undersigned hereby agrees to purchase from the Company shares of the Convertible Preferred Stock in the amount set forth on the signature page of this Agreement (the "Preferred Stock"), out of a total offering of $2,000,000 of such Convertible Preferred Stock, and having the terms and conditions set forth in the Certificate of Designation, Rights, Preferences, Qualifications, Limitations and Restrictions of the Company attached hereto as ANNEX I (the "Certificate of Designations"). Without limiting the terms provided in the Certificate of Designations, the Convertible Preferred Stock shall provide that of any outstanding shares of such Convertible Preferred Stock shall automatically convert into Common Stock on the second anniversary of the Closing Date (the "Maturity Date") on the terms provided in the Certificate of Designations for a voluntary conversion (a


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"Mandatory Conversion") The purchase price for the Preferred Stock shall be as set forth on the signature page hereto (the "Purchase Price") and shall be payable in United States Dollars.

                  (ii) As used herein, the term "Preferred Stock" means the Preferred Stock, together with all shares, if any, of the securities of the Company issued as dividends thereon, unless the context otherwise requires.

                  (iii) As used herein, the term "Securities" means the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants.

                  B. FORM OF PAYMENT. The Buyer shall pay the Purchase Price (less, with the consent of the Company, an amount not to exceed, with respect to such Buyer, (i) $25,000, multiplied by (ii) a fraction (the "Buyer Fraction"), of which the numerator is the Purchase Price for the Preferred Stock being purchased by such Buyer and the denominator is $2,000,000) by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions"). No later than the Closing Date (as defined below), but in any event promptly following payment by the Buyer to the Escrow Agent of such amount of the Purchase Price, the Company shall deliver the Preferred Stock duly executed on behalf of the Company to the Escrow Agent or such party designated in writing by the Escrow Agent. By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                  C. METHOD OF PAYMENT. Payment into escrow on account of the Purchase Price shall be made by wire transfer of funds to:

                      Bank of New York
                      350 Fifth Avenue
                      New York, New York 10001

                      ABA# 021000018
                      For credit to the account of Krieger & Prager, Esqs.
                      Account No.:       -

The Buyer represents and warrants that, on or before the date of the Buyer's execution of this Agreement, the Buyer has deposited the Purchase Price (subject to adjustment as contemplated by Section 1(b) hereof, with the Escrow Agent.


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                  D. ESCROW PROPERTY. Funds deposited on account of the Purchase
Price and certificates representing the Preferred Stock delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  A. Without limiting the Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), the Buyer is purchasing the Preferred Stock and the Warrants and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") and the Warrant Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  B. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

                  C. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares and the Warrant Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  D. The Buyer understands that the Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

                  E. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the

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opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has obtained and reviewed the Company's (1) Registration Statement on Form S-1, filed with the SEC on September 18, 1996, as amended on November 1, 1996, March 19, 1997, April 15, 1997 and April 29, 1997,
(2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and (3) Current Report on Form 8-K, dated October 9, 1997 (the "Company's SEC Documents").

                  F. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  G. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  H. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  I. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except (i) with respect to a Mandatory Conversion or (ii) if the Company is in default under any provision of the Certificate of Designations or of any of the Transaction Agreements, as defined below) shall the holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.

                  3. COMPANY REPRESENTATIONS, ETC.

                  The Company represents and warrants to the Buyer that:

                  A. CONCERNING THE PREFERRED STOCK AND THE SHARES. The Preferred Stock has been duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such



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holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock, the Warrants or the Shares.

                  B. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/SmallCap Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing; provided, however, that the Buyer acknowledges that the Company, prior to the date hereof, is not in compliance with the continuation requirements of The NASDAQ/SmallCap Market which were adopted in August 1997 and will be applicable to the Company commencing in February 1998.

                  C. AUTHORIZED SHARES. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock and to issue the Warrant Shares. The Converted Shares and the Warrant Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  D. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Warrants and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.


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                  E. NON-CONTRAVENTION. Except as provided in ANNEX V hereto, the execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth,
(iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the Company or on the transactions contemplated herein.

                  F. APPROVALS. Except as provided in ANNEX V hereto, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  G. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth on ANNEX V hereto, the Company has since October 1, 1996 timely filed all requisite forms, reports and exhibits thereto with the SEC.

                  H. ABSENCE OF CERTAIN CHANGES. Since September 30, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in ANNEX V or in the Company's SEC Documents. Since September 30, 1997, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses (other than losses from operations for the last



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quarter of calendar year 1997) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or
(vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

                  J. ABSENCE OF LITIGATION. Except as set forth in ANNEX V hereto, and in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

                  K. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in ANNEX V hereto and Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

                  L. PRIOR ISSUES. Except as set forth in ANNEX V, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities.

                  M. NO UNDISCLOSED LIABILITIES OR EVENTS. Except as set forth in ANNEX V hereto, the Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since September 30, 1997, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), or results of operations of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or



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announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

                  N. NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                  O. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since October 1, 1996, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  P. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other


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person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  C. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

                  D. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

                  E. REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to continue the listing and trading of its Common Stock on The NASDAQ/SmallCap Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/SmallCap Market.

                  F. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Preferred Stock) for internal working capital purposes, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

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                  G. CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock") with any third party pursuant to a transaction which in any manner permits the sale of the New Common Stock on any date which is earlier than ninety (90) days after the Effective Date (as defined below).

                  (ii)  The provisions of subparagraph (g)(i) will not apply to
(x) the issuance of securities (other than for cash) in connection with an acquisition, merger, consolidation, sale of assets, disposition, or (y) the exchange of the capital stock for assets, stock or other joint venture interests; provided, however, that any action contemplated under this subparagraph (g)(ii) is subject to the condition that registration rights, if any, in connection with such action shall not require the filing of a Registration Statement in respect of such stock prior to sixty (60) days after the Effective Date.

                  (iii) If and only if the Registration Statement is then currently effective, the provisions of subparagraph (g)(i) will also not apply to an underwritten public offering of shares of Common Stock, provided such offering is made at at least the then market price of the shares of Common Stock (subject to discounts to market customary for secondary underwritten offerings).

                  (iv) The term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities.

                  H. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield one hundred fifty percent (150%) of the number of shares of Common Stock issuable (i) at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock (assuming for such purposes that all Preferred Stock is currently eligible to be converted, whether or not such eligibility in fact exists at any given time) and (ii) upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants (assuming for such purposes that all Warrants are currently eligible to be exercised, whether or not such eligibility in fact exists at any given time).

                  I. WARRANTS. (i) The Company agrees to issue to the Buyer on or immediately after the Closing Date transferable warrants in the form annexed hereto as ANNEX VI (the "Warrants"), for the purchase of the number of shares of Common Stock equal to seventy-five thousand (75,000) multiplied by the Buyer Fraction, together with registration rights as provided in the Registration Rights Agreement. The Warrants shall bear an exercise price equal to a percentage of the closing bid price of the Common Stock on the Closing Date in accordance with the following schedule:


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

                                                                At Price (as Percentage of
     Amount of Warrants Exercisable                           Closing Date Closing Bid Price)
     ------------------------------                           --------------------------------
625/750 of the shares of Common Stock covered by the Warrant           110%
125/750 of the shares of Common Stock covered by the Warrant           120%

                  (ii) The Warrants shall be exercisable during the period commencing six (6) months after the Closing Date and continuing through and including the third anniversary of the Closing Date, and during such period shall be exercisable in whole or in part at any time or from time to time.

                  (iii) The Warrants may not be transferred except as contemplated by Section 5 hereof.

                  (iv) The Buyer acknowledges that the Warrants provide that, under certain circumstances specified therein, the holder of Warrant Shares may be restricted from transferring such Warrant Shares.

                  J. CERTAIN PROVISIONS REGARDING REDEMPTION OF PREFERRED STOCK. Anything in the Certificate of Designations or elsewhere in the Transaction Agreements to the contrary notwithstanding, the Company agrees that in the event the Company gives a Redemption Notice as provided in Section 6 of the Certificate of Designations, but does not timely pay the Redemption Price to the Buyer as provided in Section 6.1 of the Certificate of Designations, (i) the Company shall pay to the holder of such Preferred Stock as liquidated damages an amount equal to two and one-half percent (2.5%) of the liquidation amount of such Preferred Stock, (ii) the Redemption Notice shall be deemed null and void ab initio, (iii) the Company may not issue another Redemption Notice for a period of sixty (60) days from the last date the Redemption Price was due, (iv) in the sole and absolute discretion of the holder of the Preferred Stock, any Conversion Notice issued prior to the Redemption Notice shall be honored in accordance with its terms or deemed withdrawn, and (v) the holder of the Preferred Stock will retain all rights to issue a Conversion Notice, subject to the right of the Company to issue a Redemption Notice after the expiration of the period referred to in the preceding clause (iii) of this paragraph.

                  K. HEDGING TRANSACTIONS. Prior to the time that the Buyer has converted at least sixty percent (60%) of the Preferred Stock originally acquired by the Buyer hereby, the Buyer shall not, directly or indirectly, engage in any short or other hedging transaction, such as option writing, equity swaps or other types of derivative transactions in the Common Stock or other securities of the Company or acquire or establish any "put equivalent position" within the meaning of Rule 16a-1 promulgated under the 1934 Act.

                  5. TRANSFER AGENT INSTRUCTIONS.


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                  a. Promptly following the Closing Date, the Company will
irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company and its counsel, that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act and that such shares may be transferred to the transferee free of resale restrictions, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company at (404) 237-3060, Attn: President, with a copy telecopied to the Company's counsel at (404) 365-9532, Attn: Oby T. Brewer, III, Esq. (or such other telecopier numbers or addressees as may be identified by notice from the Company to the Buyer in the manner contemplated by Section 11 hereof) and by delivering within three (3) business days thereafter, the original Notice of Conversion and the certificates representing the Preferred Stock being converted, with duly accompanied stock power executed by the Buyer with signature thereon acknowledged by a Medallion Guaranty, to the Company by express courier, with a copy to the transfer agent.

                     (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date and the original Notice of Conversion and accompanying certificates of the converted Preferred Stock, duly endorsed as contemplated by the immediately preceding subparagraph (i), are received by the Company within the three (3) business days referred to in said subparagraph (i). If any of the foregoing conditions is not met, the Conversion Date shall be the first business day following actual receipt by the Company of the Notice of Conversion. The Conversion Date for the Mandatory Conversion shall be the Maturity Date.

                     (iii) the Company will transmit (or cause it transfer agent to transmit) the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with certificates representing the Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the original Notice of Conversion and the certificate representing the Preferred Stock being converted (the "Delivery Date").

                     (iv) Anything herein to the contrary notwithstanding, the Buyer specifically acknowledges that the right to convert the Preferred Stock may be limited by the provisions of Section 5.2 of the Certificate of Designations, which Section provides for certain restrictions on the time when such conversions can be effected.

                  c. The Company understands that a delay in the issuance of the shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "Number of Business Days Late" is defined as the number of business days beyond five (5) business days from Delivery Date:


                                                                       Late Payment For Each $10,000
                           Number of                                   of Preferred Stock Liquidation
                           Business Days Late                          Amount Being Converted
                           ------------------                          -------------------------------
                                    1                                           $100
                                    2                                           $200
                                    3                                           $300
                                    4                                           $400
                                    5                                           $500
                                    6                                           $600
                                    7                                           $700
                                    8                                           $800
                                    9                                           $900
                                    10                                          $1,000
                                    >10                                         $1,000 +$200 for each Business
                                                                                Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five

(5) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

                  d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder not in material violation of the terms of this Agreement (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  6.       DELIVERY INSTRUCTIONS.

                  The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, no later than on the Closing Date.

                  7. CLOSING DATE.

                  (i) The closing of the issuance and sale of the Preferred Stock shall occur on the date (the "Closing Date") which is the first NYSE trading day after

         (x) the Escrow Agent advises the Company and the Buyer in writing that the Escrow Agent or its authorized designee, as the case may be, has received (1) the Purchase Price (subject to adjustment as provided in Section 1(b) hereof), (2) each of this Agreement and the Registration Rights Agreement executed by the Company, (3) this Agreement executed by the Buyer, and (4) the Preferred Stock as provided in Section 1(c) hereof; and

         (y) the fulfillment or waiver of all other closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon in writing by the Company and the Buyer, but in no event later than December 31, 1997.

                  (ii) The closing of the purchase and issuance of Preferred Stock shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

                  (iii) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

                  8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

                  A. The execution and delivery of this Agreement by the Buyer;

                  B. Delivery by or the Buyer to the Escrow Agent of good funds as payment in full of the Purchase Price (adjusted as contemplated by Section 1(b) hereof) in accordance with this Agreement;

                  C. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

                  D. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

                  E. The completion and execution of an Investor Questionnaire, substantially in the form of ANNEX VII annexed hereto, by the Buyer and the delivery thereof to the Company.

                  9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date is conditioned upon:

                  A. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

                  B. Delivery by the Company to the Escrow Agent of the Preferred Stock in accordance with this Agreement;

                  C. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement. as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  D. The Registration Rights Agreement shall be in full force and effect on the Closing Date and the Company shall not be in default thereunder; and

                  E. On or before the Closing Date, the Buyer or the Escrow Agent shall have received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto.

                  10. GOVERNING LAW:  MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                  b. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  c. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Terms used in the singular case shall be deemed to refer to the plural case and terms used in the plural case shall be deemed to refer to the singular case, unless the context otherwise requires. Terms used in the masculine, feminine or neuter gender shall be deemed to refer to any other gender, unless the context otherwise requires.

                  e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. f. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  11. NOTICES. Except as and to the extent otherwise specified herein (such as with respect to the giving of a Notice of Conversion), any notice which shall be required or permitted hereunder shall be given in writing and shall be deemed effectively given on the earliest of

                  (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (ii) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (iii) the third business day after mailing by recognized international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):
COMPANY:                   HOMECOM COMMUNICATIONS, INC.
                           3535 Peachtree Road
                           Building 14, Suite 100
                           Atlanta, GA 30305
                           ATTN: Harvey W. Sax

                           Telecopier No.: (404) 237- 3060
                           Telephone No.: (404) 237 - 4646

                           with a copy to:

                           Morris, Manning & Martin
                           3343 Peachtree Road, N.E.
                           Suite 1600
                           Atlanta, GA 30326
                           ATTN: Oby T. Brewer, III, Esq.
                           Telecopier No.: (404) 365 - 9532
                           Telephone No.: (404) 233 - 7000

BUYER: At the address set forth on the signature page of this Agreement.

ESCROW AGENT:              Krieger & Prager, Esqs.
                           319 Fifth Avenue
                           New York, New York 10016
                           Telecopier No.  (212) 213-2077
                           Telephone No.: (212) 689-3322

                  12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES OF PREFERRED STOCK TO BE PURCHASED:

AGGREGATE PURCHASE PRICE OF SUCH PREFERRED STOCK:    $


                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this ________ day of ___________________, 1997.


----------------------------------          -----------------------------------
Address                                     Printed Name of Subscriber

----------------------------------
                                            By:
                                               --------------------------------
Telecopier No.                                 (Signature of Authorized Person)
              --------------------
                                            -----------------------------------
                                            Printed Name and Title
----------------------------------
Jurisdiction of Incorporation
or Organization

 As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

HOMECOM COMMUNICATIONS, INC.

By:
       ------------------------------
Title:
       ------------------------------
Date:
       ------------------------------

         ANNEX I AMENDMENT TO/EXCERPT FROM CERTIFICATE OF INCORPORATION or CERTIFICATE OF DESIGNATIONS

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         OPINION OF COUNSEL

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI          FORM OF WARRANT

         ANNEX VII         FORM OF INVESTOR QUESTIONNAIRE

                                                                       ANNEX V
                                                                            TO
                                                 SECURITIES PURCHASE AGREEMENT


                               COMPANY DISCLOSURE







                                [TO BE SUPPLIED]